EXHIBIT 99.2

Lexaria Bioscience Corp. and Cannadips Cannabis Announce Expanded

Relationship Into Cannabis Oral Pouch & Dip Category

Kelowna, British Columbia– January 22, 2020 – Lexaria Bioscience Corp. (OTCQX: LXRP) (CSE: LXX) (the “Company” or “Lexaria”), a global innovator in drug delivery platforms, announces that it has reached a new definitive agreement to provide its patented DehydraTECHTM technology to Cannadips’ cannabis products, both in its current California market, and across all of the US.

Cannadips Cannabis Tins are currently sold in California formulated with THC from cannabis. Each tin of Cannadips Micro-Dose contains 15 pouches with 10mg of cannabis-derived THC per pouch, no tobacco and no nicotine, and only natural sweeteners. The Cannadips High-Dose tin contains 15 pouches and 20mg of cannabis derived THC per pouch. Cannadips recently executed a price adjustment to $14.99 and $24.99 respectively per tin MSRP plus tax in California in order to better align consumer expectations on price with product modality.

Lexaria’s DehydraTECH technology is perfectly suited to improve the dipping experience through its fast-acting, high absorption technology that improves consumer satisfaction. Cannadips THC uses terpene-rich multi spectrum oils as base ingredients and DehydraTECH is able to reduce throat irritation normally associated with some terpenes. Inferior products try to get around this problem by utilizing less efficacious cannabis isolate without terpenes that lack the entourage effect derived from multi-spectrum oils.

“This agreement further solidifies our relationship together with Lexaria Bioscience. Now that the Cannadips brand is powered by Lexaria completely we are now able to partner with operators in other states and bring our cannabis technology across state lines. Our cannabis oral pouch and dip research facility in Humboldt is going to be the first of its kind in our brand new 4,000 square foot facility. We are also highly interested in activating the Canadian Oral Pouch Cannabinoid market,” said Case Mandel Co-Founder and Chief Executive Officer of Cannadips Cannabis.

In 2018, Cannadips Micro-dose and High-dose cannabis pouches won the California Cannabis Awards for Product of the Year and the new 4,000 square foot oral cannabinoid research and development facility in Arcata, California will house the corporate offices as well as manufacturing, distribution, and a retail experience.

“Lexaria is building a stronger relationship with the Cannadips brand and applying DehydraTECH to Cannadips cannabis represents our latest advance,” said Chris Bunka, Chief Executive Officer of Lexaria Bioscience Corp. “Our DehydraTECH technology empowers a scalable supply chain across state lines for our cannabis brand licensees. We are excited that Cannadips is interested in activating the Lexaria technology in additional key state markets that are either recreational or medical cannabis states, while preserving the brand rights as states come online through regulation.”

The CEO’s of Cannadips and Lexaria gave further guidance on the importance of the growing corporate relationship in a video interview HERE.

The licensing agreement provided by Lexaria grants Cannadips Cannabis exclusive rights for this product format for the US market for 10 years; an option to expand the licence to Europe, Mexico and/or Canada; and contains minimum performance provisions in order to maintain exclusivity.

About Cannadips Cannabis

Cannadips is based in the heart of Humboldt County, California, home of the traditional Cannabis industry in the US, and built on the same values of quality, craftsmanship, and innovation that have made the region world-famous. Born in 2016 in California’s recreational market, Cannadips is paving the way as one of the most effective methods of smokeless cannabinoid dosing with the Original Smokeless CBD Cannabis Dip Pouch, and the Original Hemp CBD Dip Pouch. Cannadips CBD is distributed in select North American and European markets. For further information please check out www.cannadips.com.

For regular updates, connect with Cannadips on Instagram http://www.instagram.com/cannadips/

and on Facebook http://www.facebook.com/cannadips/

and on LinkedIn http://www.linkedin.com/company/boldtrunners

About Lexaria

Lexaria Bioscience Corp. is a global innovator in drug delivery platforms. Its patented DehydraTECH™ drug delivery technology changes the way Active Pharmaceutical Ingredients enter the bloodstream, promoting healthier ingestion methods, lower overall dosing and higher effectiveness for lipophilic active molecules. DehydraTECH increases bio-absorption; reduces time of onset; and masks unwanted tastes for orally administered bioactive molecules including cannabinoids, vitamins, non-steroidal anti-inflammatory drugs (NSAIDs), nicotine and other molecules. Lexaria has licensed DehydraTECH to multiple companies in the cannabis industry for use in cannabinoid beverages, edibles and oral products; and to a world-leading tobacco producer for the development of smokeless, oral-based nicotine products. Lexaria operates a licensed in-house research laboratory and holds a robust intellectual property portfolio with 16 patents granted and over 60 patents pending worldwide.

www.lexariabioscience.com

For regular updates, connect with Lexaria on Twitter (http://twitter.com/lexariacorp)

and on Facebook http://www.facebook.com/lexariabioscience/

FOR FURTHER INFORMATION PLEASE CONTACT:

Lexaria Bioscience Corp.

Chris Bunka, CEO

(250) 765-6424

Or

NetworkNewsWire (NNW)

www.NetworkNewsWire.com

Trinidad Consulting, LLC

Case Mandel, CEO

+1 (833)-GO-BOLDT

hello@cannadips.com

www.cannadips.com

FORWARD-LOOKING STATEMENTS

This release includes forward-looking statements. Statements which are not historical facts are forward-looking statements. The Company makes forward-looking public statements concerning its expected future financial position, results of operations, cash flows, financing plans, business strategy, products and services, competitive positions, growth opportunities, plans and objectives of management for future operations, including statements that include words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should," "will," and other similar expressions are forward-looking statements, including but not limited to: that any additional patent protection will be realized or that patent achievements will deliver material results. Such forward-looking statements are estimates reflecting the Company's best judgment based upon current information and involve a number of risks and uncertainties, and there can be no assurance that other factors will not affect the accuracy of such forward-looking statements. Factors which could cause actual results to differ materially from those estimated by the Company include, but are not limited to, government regulation and regulatory approvals, managing and maintaining growth, the effect of adverse publicity, litigation, competition, scientific discovery, the patent application and approval process and other factors which may be identified from time to time in the Company's public announcements and filings. There is no assurance that existing capital is sufficient for the Company's needs or that it will be able to raise additional capital. There is no assurance the Company will be capable of developing, marketing, licensing, or selling edible products containing cannabinoids, nicotine or any other active ingredient. There is no assurance that any planned corporate activity, scientific research or study, business venture, letter of intent, technology licensing pursuit, patent application or allowance, consumer study, or any initiative will be pursued, or if pursued, will be successful. There is no assurance that any of Lexaria’s postulated uses, benefits, or advantages for the patented and patent-pending technology will in fact be realized in any manner or in any part. No statement herein has been evaluated by the Food and Drug Administration (FDA). Lexaria-associated products are not intended to diagnose, treat, cure or prevent any disease.

The CSE has not reviewed and does not accept responsibility for the adequacy or accuracy of this release.